Exhibit 99.1

MabVax Stockholders Approve Proposals at Special Meeting of Stockholders

San Diego, December 1, 2017 -- MabVax Therapeutics Holdings, Inc. (NASDAQ: MBVX) a clinical-stage biotechnology company focused on the development of antibody-based products to address unmet medical needs in the treatment of cancer, today announced that its stockholders approved all proposals at a Special Meeting of Stockholders re-convened on December 1, 2017 (the “Special Meeting”), after achieving a quorum on the proposals to be approved.

The following proposals were voted upon and approved by the stockholders on December 1, 2017:

1.
To approve the potential issuance of up to an aggregate of 9,666,667 shares of common stock, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on October 17, 2017, upon the conversion of 58,000 shares of the Company’s newly authorized Series L Convertible Preferred Stock, which were issued to certain holders of the Company’s Preferred Stock pursuant to Exchange Agreements dated October 18, 2017;

2.
To ratify the issuance of up to an aggregate of 2,900,000 restricted shares of common stock to certain investors in the Company’s May 2017 public offering, in excess of 19.99% of the number of shares of common stock that were issued and outstanding on May 3, 2017, including 1,968,664 shares of common stock underlying the Company’s Series I Convertible Preferred Stock; and

3.
To authorize an amendment to the Company’s Fifth Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan to increase the number of shares available for issuance thereunder to 10,128,406 shares from 6,128,406 shares, representing an increase of 4,000,000 shares, to increase the number of shares available for issuance under the “evergreen” provision and to increase the number of shares issuable to any one participant in any fiscal year to 3,600,000 shares, representing an increase of 2,600,000 shares.

About MabVax

MabVax Therapeutics Holdings, Inc. is a clinical-stage biotechnology company with a fully human antibody discovery platform focused on the rapid translation into clinical development of products to address unmet medical needs in the treatment of cancer. Our antibody MVT-5873, is a fully human IgG1 monoclonal antibody (mAb) that targets sialyl Lewis A (sLea), an epitope on CA19-9, and is currently in Phase 1 clinical trials as a therapeutic agent for patients with pancreatic cancer and other CA19-9 positive tumors. CA19-9 is expressed in over 90% of pancreatic cancers and in other diseases including small cell lung and GI cancers. CA19-9 plays an important role in tumor adhesion and metastasis, and is a marker of an aggressive cancer phenotype. CA19-9 serum levels are considered a valuable adjunct in the diagnosis, prognosis and treatment monitoring of pancreatic cancer. With our collaborators including Memorial Sloan Kettering Cancer Center, Sarah Cannon Research Institute, Honor Health and Imaging Endpoints, we have treated 50 patients with either our therapeutic antibody designated as MVT-5873 or our PET imaging diagnostic product designated as MVT-2163 in Phase 1 clinical studies, and demonstrated early safety and specificity for the target. Patient dosing has commenced for our lead development program in Phase 1 clinical study of the Company's radioimmunotherapy product MVT-1075. For additional information, please visit the Company's website, www.mabvax.com.

Forward-Looking Statements

This press release on announcing the results of our special meeting of stockholders held on December 1, 2017, contains "forward-looking statements" regarding matters that are not historical facts, including statements relating to the Company's clinical trials and product development pipeline. We have no assurance that all the product development pipeline will be fully developed by the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its annual report on Form 10-K for the fiscal year ended December 31, 2016, as amended and supplemented from time to time and the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Investor Contact:

Jenene Thomas
Jenene Thomas Communications, LLC
Phone: +1 (908) 938-1475
Email: jtc@jenenethomascommunications.com